Exhibit 10.9

CONSULTANCY AGREEMENT

THIS CONSULTANCY AGREEMENT is dated July 15, 2020

BETWEEN:

(1)	Traxeus Pharma Services Limited a company registered in England with a registered office at 85 Great Portland Street, London W1W 7LT (“TRAXEUS”); and

(2)	Anebulo Pharmaceuticals Inc a company registered in Deleware, USA and having a place of business at 1415 Ranch Road 620 South, Suite 201 Lakeway, Texas 78734 (“ANEBULO”).

1.	Definition

In this agreement the following terms and phrases shall have the following meaning unless the context otherwise requires:

Agreement: the terms and conditions of this Master Services Agreement and each signed Work Schedule. Each Work Schedule shall be in substantially similar form to the template that is attached.

Confidential Information: Has the meaning ascribed to it in the confidentiality agreement executed between the parties on March 2, 2020.

Deliverables: deliverables specified in a Statement of Work.

Force Majeure Event: an event or set of circumstances beyond the reasonable control of a Party including without limitation any form of Government intervention, strikes, lockouts, severe weather, fire, explosion, flood, lightning, act of terrorism, riot, failure of telecommunication links, war or Act of God.

Intellectual Property Rights: all patents, rights to inventions, utility models, copyright and related rights, trademarks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, moral rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world.

Parties: TRAXEUS and ANEBULO and “Party” means either one of them.

Reference Material: all documents, information and materials provided by or on behalf of ANEBULO to TRAXEUS.

Services: services to be provided by TRAXEUS as specified in a Work Schedule.

Work Schedule: the schedule attached or any subsequent schedule agreed between the parties from time to time and which refers to this Agreement.

TRAXEUS Methodology: know-how, ideas, concepts, methods and techniques which TRAXEUS alone supplies and which have been generated independently of any Services or Deliverables together with any improvements thereto that may be developed during the provision of the Services but which do not rely upon any Confidential Information of ANEBULO.

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2.	Agreement and Work Schedules

2.1.	This Agreement will take effect on the date first set out above and will continue in force until terminated by either party in accordance with clause 11.

2.2.	At ANEBULO’s request, TRAXEUS will prepare Work Schedules, which with any amendments will be signed by ANEBULO and TRAXEUS and will form part of this Agreement. Any reference to this Agreement includes signed Work Schedules.

2.3.	Entering into this Agreement does not oblige ANEBULO to offer any work to TRAXEUS nor for TRAXEUS to provide or ANEBULO to accept or pay for any particular services. Neither party wishes to create or imply any mutuality of obligation between themselves either in the course of or between any performance of the Services or during any notice period.

2.4.	This Agreement is not exclusive and ANEBULO acknowledges that TRAXEUS enters into this Agreement in the course of its business of providing services to its customers. TRAXEUS is and remains at liberty to also provide services to third parties provided those third parties are not directly competitive to ANEBULO e.g. another company developing drugs antagonizing the cannabinoid receptor. ANEBULO is and remains at liberty to engage services (including similar services) from third parties. TRAXEUS reserves the right to decline to provide any advice and assistance outside the scope of the Services agreed between the parties, even if TRAXEUS may have provided such additional advice and assistance before.

3.	TRAXEUS Responsibilities

3.1.	TRAXEUS will perform the Services with reasonable skill and care, in a diligent manner and in accordance with the applicable Work Schedules.

3.2.	TRAXEUS will endeavour to be responsive to ANEBULO requests and to complete the Services and Deliverables in line with ANEBULO’s reasonably requested formats and specifications and any laws, regulations and guidelines specified in the Work Schedules.

3.3.	If TRAXEUS’s performance of its obligations under this Agreement is prevented or delayed by any act or omission of ANEBULO or ANEBULO’s agents, subcontractors, consultants or employees, ANEBULO will bear any and all costs, charges or losses sustained or incurred as a result.

4.	ANEBULO Responsibilities

4.1.	ANEBULO will provide TRAXEUS with copies of Reference Materials TRAXEUS reasonably requires to complete the Services and Deliverables.

4.2.	Where ANEBULO’s approval of TRAXEUS’s work or tasks is required before TRAXEUS can proceed with the next stage of a project or task or in order for TRAXEUS to complete the Services or Deliverables, ANEBULO will act diligently and in good faith in doing so.

5.	Fees and Payments

5.1.	ANEBULO will pay for Services and Deliverables as described in the applicable Statement of Work and reimburse TRAXEUS for any expenses, such as travel and other expenses, as are reasonable, necessary, and relate directly to an agreed Deliverable. All expenses in excess of $100 will be agreed in advance with ANEBULO. Invoices will be issued on completion of a Deliverable and will include any relevant receipts.

5.2.	ANEBULO will pay each invoice in full within 30 days of the invoice date and time for payment will be of the essence of this Agreement.

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5.3.	TRAXEUS will keep records of time devoted to providing Services and Deliverables. At ANEBULO’s reasonable request, TRAXEUS will provide copies of documentation to support time and expenses incurred.

5.4.	If ANEBULO fails to pay TRAXEUS on the due date for payment, without prejudice to any other rights and remedies TRAXEUS may have, TRAXEUS may:

(a)	suspend provision of all or part of the Services and Deliverables under any Statement of Work, until payment has been made in full; and
(b)	claim interest under the Late Payment of Commercial Debts (Interest) Act 1998 and ANEBULO will pay the interest immediately on demand.

5.5.	If and when this Agreement or any Statement of Work is terminated, all sums payable to TRAXEUS for Services and Deliverables completed before that date and which are then outstanding, become immediately due and ANEBULO will pay them on demand.

6.	Reference Materials

6.1.	All Reference Materials will be and remain owned by ANEBULO and TRAXEUS will use all reasonable efforts to ensure the Reference Materials are not lost or damaged while in its possession or under its control.

6.2.	If requested, TRAXEUS will return Reference Materials to ANEBULO upon completion of the Services and Deliverables or on termination of any Statement of Work or of this Agreement whichever shall be the earliest.

6.3.	ANEBULO will indemnify TRAXEUS against any claim and reimburse TRAXEUS up to the amount of this contract ($100,550) for any loss, liability, expense or cost TRAXEUS must pay as a result of or arising from any claim by a third party that TRAXEUS’s use of Reference Materials and/or ANEBULO Confidential Information in accordance with the terms of this Agreement, infringes the rights including Intellectual Property Rights of a third party.

7.	Deliverables

7.1.	TRAXEUS shall keep detailed records of the Services provided and shall provide copies of such records to ANEBULO upon reasonable prior written notice.

7.2.	In consideration of ANEBULO’s payment for the Services and Deliverables in full and cleared funds and subject always to clause 8 (TRAXEUS Methodology), TRAXEUS now assigns to ANEBULO (including by way of a present assignment of future copyright) all Intellectual Property Rights in and to the Deliverables. TRAXEUS will at ANEBULO’s cost, execute all documents and do any acts reasonably requested by ANEBULO to give effect to this assignment of Intellectual Property Rights.

7.3.	Subject to clause 7.2, all information, documents, data, inventions, discoveries and improvements deriving from the Deliverables or any compounds which are the subject of a Statement of Work, will remain and be owned by ANEBULO. TRAXEUS may keep a copy of the Deliverables for legal, regulatory and audit purposes only.

7.4	TRAXEUS warrants that to its best knowledge and belief use of the Deliverables by ANEBULO will not infringe the rights including Intellectual Property Rights of a third party.

8.	TRAXEUS Methodology

8.1.	All rights (including Intellectual Property Rights) in and to the TRAXEUS Methodology will remain and be owned by TRAXEUS.

8.2.	ANEBULO may use the TRAXEUS Methodology solely to the extent reasonably necessary for ANEBULO to use, analyse or review the Deliverables, including in making submissions or other disclosures to government or regulatory authorities. For the avoidance of doubt, no royalty or other payments are due by ANEBULO in any case.

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9.	Limitation of Liability

9.1.	This clause sets out the entire financial liability of TRAXEUS to ANEBULO (including liability for the acts or omissions of its employees, agents, consultants and subcontractors) in respect of:

(a) any breach of this Agreement including Work Schedules;

(b) any use made by ANEBULO of the Deliverables; and

(c) any representation, statement, act or omission (including negligence) arising out of or in connection with this Agreement.

9.2.	Subject to clauses 9.3, 9.4, and 9.5, TRAXEUS’s total liability to ANEBULO in contract, tort (including negligence or breach of statutory duty), misrepresentation, restitution or otherwise arising in connection with the performance or contemplated performance of this Agreement (including Work Schedules) will be limited to a sum equivalent to the fees paid by ANEBULO to TRAXEUS under the applicable Statement of Work.

9.3.	All warranties, conditions and other terms implied by statute or common law are, to the fullest extent permitted by law, excluded from this Agreement.

9.4.	TRAXEUS will not be liable for (i) loss of profits; or (ii) loss of business; or (iii) depletion of goodwill and/or similar losses; or (iv) loss of anticipated savings; or (v) loss of goods; or (vi) loss of contract; or (vii) loss of use; or (viii) loss or corruption of data or information; or (ix) any special, indirect, consequential or pure economic loss, costs, damages, charges or expenses.

9.5.	Nothing in this Agreement limits or excludes TRAXEUS’s liability for:

(a)	death or personal injury resulting from negligence; or
(b)	any damage or liability incurred by ANEBULO as a result of TRAXEUS’s fraud or fraudulent misrepresentation.
(c)	gross negligence

10.	Confidentiality

10.1.	All Confidential Information will remain the sole and exclusive property of the Party disclosing it. Each Party agrees to use Confidential Information disclosed to it only for the purposes of this Agreement.

10.2.	Each Party undertakes for a period of ten (10) years following the termination of this agreement to keep secret and treat as confidential and to ensure that its officers, employees and agents keep secret and treat as confidential, all Confidential Information supplied to it by the other Party under this Agreement.

10.3.	The obligations in this Clause 10 will not extend to any information, procedures, systems, documentation or advice which the receiving Party can demonstrate:

10.3.1.	is in the public domain or has ceased to be secret (otherwise than as a result of a breach of this Clause 10);

10.3.2.	is required to be disclosed by law or by order of a Court of competent jurisdiction;

10.3.3.	is, at the time of disclosure or use, already in the receiving Party’s possession free from any obligation of confidentiality or is subsequently acquired from a third party without obligation of confidentiality; or

10.3.4.	has been disclosed under a written statement that it is not confidential.

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11.	Termination

11.1.	Either Party may terminate this Agreement by giving the other Party at least sixty (60) days written notice.

11.2.	ANEBULO shall be entitled to terminate any Statement of Work on providing TRAXEUS with at least thirty (30) days written notice

11.3.	Either Party may terminate this Agreement by notice in writing to the other Party with immediate effect if:

11.3.1.	the other Party commits a material breach of a material provision of this Agreement which is not capable of remedy or which if capable of remedy, is not remedied within 60 days of the defaulting Party receiving a written notice from the other Party, specifying the breach and requiring it to be remedied;

11.3.2.	the other Party ceases to carry on business, becomes insolvent, has a receiver, administrative receiver or manager appointed over the whole or any part of its assets, enters into any composition with creditors generally, has a petition presented for the making of an administration order or has an order made or resolution passed for it to be wound up (otherwise than in furtherance of any scheme for amalgamation or reconstruction) or undergoes any similar or equivalent process in any jurisdiction; or

11.4.	On termination of this Agreement or any Statement of Work ANEBULO will pay TRAXEUS those fees and expenses due for Services and Deliverables provided or irrevocably committed to before the date of termination in accordance with clause 5.4.

12.	Events beyond our control

12.1.	If either ANEBULO or TRAXEUS is prevented or hindered from carrying out any of its obligations under a Statement of Work by a Force Majeure Event then the performance of its obligations will be suspended for the duration of the Force Majeure Event and the Party affected will not be liable for any delay in the performance of its obligations, provided that if the Force Majeure Event lasts for more than 6 months, either Party may terminate the relevant Statement of Work by giving the other Party one month’s notice in writing.

12.2.	If a Statement of Work is suspended or terminated under Clause 12.1, TRAXEUS will provide ANEBULO with a report of the Services and Deliverables completed under the Statement of Work before its suspension or termination, and ANEBULO will pay TRAXEUS the fees and expenses for the Services and Deliverables completed.

13.	Entire Agreement

13.1.	This Agreement is the entire agreement and understanding between ANEBULO and TRAXEUS concerning the subject matter of the Agreement and supersedes any and all other agreements or statements between ANEBULO and TRAXEUS. [For the avoidance of doubt disclosures made under the Confidentiality Agreement between the Parties of 02 March 2020 shall be governed by that agreement up to the date of execution of this Agreement and by the terms of this Agreement from that date forward]

13.2.	Amendments to this Agreement (including Work Schedules) must be in writing and signed by authorised representatives of each Party.

14.	Law and disputes

This Agreement and any rights arising out of this Agreement will be governed by the Laws of England. Before either Party starts any court proceedings in respect of a dispute, each agrees to discuss the matter in good faith with the other Party with a view to resolving it. If the dispute is not resolved following good faith discussions between the Parties, and if so requested by either party with the assistance of a mediator, the dispute will be referred to and dealt with as follows: if ANEBULO sues TRAXEUS, it will be in an English court and if TRAXEUS sues Anebulo it will be in a Texas, USA court.

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15.	Notices

15.1.	Any notice required to be given under this Agreement will be sufficiently given if sent to the address of the Party first written above by prepaid recorded delivery, registered post, fax or email and such notices will be deemed to have been received by the addressee 10 days after posting (if sent by post), on printed confirmation of successful transmission (if sent by fax) or one hour after transmission ( if sent by email).

16.	Other terms

16.1.	Clauses 5, 6, 7, 8, 9, 10, 11.4, 12.2, 14, 15 and 16 will survive termination of this Agreement.

16.2.	Either Party’s failure to exercise or enforce any right conferred upon it by this Agreement will not be deemed to be a waiver of such right or prevent the exercise or enforcement of that right in the future.

16.3.	Nothing in this Agreement and no action taken by the Parties under this Agreement will constitute or be deemed to constitute a partnership between the Parties, or will constitute either Party as the agent, employee or representative of the other.

16.4.	TRAXEUS shall be entitled to engage subcontractors to carry out any part of the Services but shall advise ANEBULO of the identity of any proposed subcontractor in advance and ANEBULO shall be entitled on reasonable and objective grounds to require that TRAXEUS use an alternative subcontractor.

16.5.	Neither party shall use the name of the other in any marketing or publicity without the prior written consent of the other.

By signing below the Parties agree to the terms and conditions of this Agreement as set out on this and the preceding five pages and in the Schedule hereto.

Authorised signatory for and on behalf of:	Authorised signatory for and on behalf of:

Traxeus Pharma Services Limited:	Anebulo Pharmaceuticals Inc:

/s/ Margaret Courtney	/s/ Joseph F. Lawler

Name:	Margaret Courtney	Name:	Joseph F. Lawler

Position:	Director	Position:	President

Date:	15 July 2020	Date:	15 July 2020

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Statement of Work

This Statement of Work is governed by the terms and conditions of the Master Services Agreement between TRAXEUS and ANEBULO dated 15 July 2020 (“Agreement”). Capitalised words used in this Statement of Work have the meanings given to them in the Agreement.

Description of Services / Deliverables:

TRAXEUS will provide pharmaceutical development services to ANEBULO in relation to the retest of an existing batch of drug substance and to manage the manufacture of clinical supplies.

Deliverable	Fees (USD)
Drug Substance
Selection of CMO	3400
Approved Scope of Work and Master Services Agreement	3400
Complete the transfer and development of analytical test methods at CMO.	3550
Complete the validation of analytical test methods	4570
Qualification of analytical reference standard	2265
cGMP retest of existing drug substance batch	2265
Complete process familiarisation	4920
Manufacture and testing of demonstration batch	4920
Review and approval of cGMP documents including master batch records and specification	4070
Manufacture and release of cGMP batch	9510
Approve campaign report and initiate cGMP stability study	1360
Approve annual stability reports (12 and 24 months)	560
Drug Product
Selection of CMO	6280
Approved Scope of Work and Master Services Agreement	4680
Complete the transfer and development of analytical test methods at CMO.	4790
Complete the validation of analytical test methods	3905
Complete formulation development	3780
Complete process development	4920
Review and approval of cGMP documents including master batch records and specification	3075
Manufacture and release of cGMP batch and initiate cGMP stability study	6175
Approve annual stability reports (12 and 24 month)	1150
Packaging & Labelling CMO Selection & Set-up & cGMP batch	3400

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Regulatory and Quality
Complete the update of the drug substance section of the IMPD	5670
Complete the update of the drug product section of the IMPD	5040
Issue expiry update information (Estimate 1 updates)	630
Issue all required CMC SOPs	2265

Proposed Project Timelines:

To begin in July 2020

Payment schedule:

Invoices shall be submitted to on completion of a deliverable.

Payment will be 30 days from receipt of invoice.

Expenses incurred in relation to a deliverable will included in the invoice.

For guidance the expenses related to travel to the contract manufacturers are expected to be between $3,000 and $5,000 assuming all organisations are based in UK or EU.

Accepted and agreed

Authorised signatory for and on behalf of:	Authorised signatory for and on behalf of:

Traxeus Pharma Services Limited:	Anebulo Pharmaceuticals Inc:

/s/ Margaret Courtney	/s/ Joseph F. Lawler

Name:	Margaret Courtney	Name:	Joseph F. Lawler
Position:	Director	Position:	President
Date:	15 July 2020	Date:	15 July 2020

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